Exhibit 24.1

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles Crocker and Thomas W. Fry, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Report and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature                             Title                              Date
---------                             -----                              ----

/s/Charles Crocker                    Chairman of the Board of           December 29, 1999
--------------------------------      Directors
(Charles Crocker)

                                      Vice President of Finance and
/s/Thomas W. Fry                      Administration, Secretary and      December 29, 1999
--------------------------------      Treasurer
(Thomas W. Fry)                       (Principal Financial and
                                      Accounting Officer)

/s/Ralph M. Richart                   Director                           December 29, 1999
--------------------------------
(Ralph M. Richart)

/s/Richard W. Turner                  President and Chief Executive      December 29, 1999
--------------------------------      Officer & Director
(Richard W. Turner)

/s/Lawrence A. Wan                    Director                           December 29, 1999
--------------------------------
(Lawrence A. Wan)

/s/Gary D. Wrench                     Director                           December 29, 1999
--------------------------------
(Gary D. Wrench)

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